UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 26, 2020

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, electroCore, Inc. (the “Company”) announced that its board of directors (the “Board”) appointed three new members, effective April 2, 2020. The newly appointed board members are Peter Cuneo, John Gandolfo and Thomas Patton (the “New Directors”). As a Class II director, Mr. Patton’s term lasts until the Company’s 2020 annual meeting of stockholders. As Class III directors, Mr. Gandolfo’s and Mr. Cuneo’s term each lasts until the Company’s 2021 annual meeting of stockholders.

Each of the New Directors was appointed to the Audit Committee of the Board, and Mr. Cuneo was also appointed to the Compensation Committee of the Board.

None of the New Directors is a party to, or has any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of the New Directors and any other persons pursuant to which each was selected as a director.

In connection with their appointment, each of the New Directors is expected to be granted an inaugural award of 150,000 restricted stock units, deferred stock units, or stock options with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on April 2, 2020, and in in each case vesting over three years, subject to earlier vesting in the case of a change of control.

Additionally, each of the New Directors and the Company will enter into the Company’s standard form of indemnification agreement for directors and executive officers.

The Company also announced that two current members of the Board, James L.L. Tullis and Nicholas Colucci, will be resigning from the Board immediately prior to the Company’s 2020 annual meeting of stockholders. Mr. Tullis’ and Mr. Colucci’s decisions to resign did not result from any disagreement with the Company on any matter relating to Company operations, policies or practices.

In connection with the foregoing, effective April 2, 2020, Michael G. Atieh, a member of the Board, was appointed to the Nominating and Governance Committee of the Board, and Dr. Thomas Errico, a member of the Board, was appointed chairman of the Nominating and Governance Committee of the Board.

The size of the Board will be increased from eight members to 11 members, effective April 2, 2020, and will be reduced to nine members effective immediately prior to the Company’s 2020 annual meeting of stockholders.

A copy of the press release announcing the foregoing matters is filed with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

March 26, 2020	/s/ Brian Posner

Brian Posner
Chief Financial Officer